Exhibit 99.2

Apogee Technology, Inc.
Unanimous Written Consent of the Board of Directors

Pursuant to Section 141(f) of the General Corporation Law of the State of Delaware (the “DGCL”), the undersigned, being all of the Directors of Apogee Technology, Inc., a Delaware Corporation (the "Corporation"), do hereby consent that the following actions be taken without a meeting, without a vote and without prior notice and direct that this written consent be filed with the records of the meetings of the Directors of the Corporation, which shall constitute, for all purposes, votes at a special meeting of the Board of Directors of the Corporation.

The adoption of the following resolutions:

1.	To convert Friedrich Reiner’s $30,000 loan into 30,000 shares of Apogee common stock at $1 per share with 50% warrant coverage (15,000 warrants).

2.	To provide TYJO Corporation Money Purchase Pension Plan 25,000 shares of Apogee common stock at $1 per share with 50% warrant coverage (12,500 warrants) in exchange for $25,000 cash.